Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Federated Department Stores, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-138317, 333-133080, 333-133078, 333-127942, 333-127941, 333-115714, 333-115712, 333-104207, 333-104205, 333-104204, 333-104017, 333-77089, 333-44373 and 333-22737) on Form S-8 and in the registration statements (Nos. 333-138376 and 333-69682) on Form S-3 of Federated Department Stores, Inc. of our reports dated March 30, 2007, with respect to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of February 3, 2007 and January 28, 2006, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 3, 2007, management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 and the effectiveness of internal control over financial reporting as of February 3, 2007, which reports appear in the February 3, 2007 annual report on Form 10-K of Federated Department Stores, Inc.
/s/ KPMG LLP
Cincinnati, Ohio
March 30, 2007